SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC 20549

                             _______

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) February 9, 1996


                          Lechters, Inc.
      (Exact Name of Registrant as Specified in its Charter)



       New Jersey                0-17870         13-2821526
(State or Other Jurisdiction   (Commission      (IRS Employer
    of Incorporation)           File Number)  Identification No.)

One Cape May Street, Harrison, NJ                   07029-9998
(Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code (201) 481-1100


  (Former Name or Former Address, if Changed Since Last Report)


                       Page 1 of 36 pages.
                   Exhibit index is on page 2.


Item 5.  Other Events

On January 16, 1996, Steen Kanter, formerly the Vice-Chairman and Chief Executive Officer of Lechters, Inc. (hereinafter "the Company") until January 10, 1996 when the Board of Directors accepted Mr. Kanter's resignation, filed a civil action against the Company in the United States District for the Eastern District of Pennsylvania asserting claims that certain actions of the Company relating to his departure from the Company had violated Section 10(b) of the Securities Exchange Act of 1934 and the Securities and Exchange Commission's Rule 10b-5, and had breached his Employment Agreement with the Company. The Complaint and Summons were served upon the Company by certified mail on January 19, 1996. A complete copy of the Complaint is attached to this report on Form 8-K as Exhibit 99.1.

The filing of Mr. Kanter's action against the Company was reported in The Philadelphia Inquirer on January 16, 1996 and in
The Newark Star-Ledger on January 25, 1996.

On February 9, 1996 the Company filed its Answer and Affirmative Defenses to the Complaint. A copy of that pleading also is attached to this Form 8-K report as Exhibit 99.2. The Company denies the material allegations of the claims asserted by Mr. Kanter.

Exhibit Index

Exhibit 99.1 - Civil Complaint of Steen Kanter against Lechters,
               Inc., Action No. 96-CV-232 (E.D.PA.).

Exhibit 99.2 - Civil Answer of Lechters, Inc., Action No. 96-CV-
               232 (E.D.PA.).


                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LECHTERS, INC.
                                      (Registrant)



Date February 9, 1996         BY /s/ IRA S. ROSENBERG
                              Name:  Ira S. Rosenberg
                              Title: Vice President, Secretary
                                        and Corporate Counsel